EXHIBIT 32.2

SECTION 1350 CERTIFICATION

          Pursuant to 18 U.S.C. Section 1350, I, Jane Morlok, Chief Financial Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: May 14, 2007.

/s/ Jane Morlok

Jane Morlok, Chief Financial Office

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